Exhibit 10.122

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 19th day of August, 2003, by and between Horizon Group Properties, Inc, a Maryland corporation (“Employer”), and Gary J Skoien, and individual domiciled in the State of Illinois (“Executive”).

Employer and Executive previously entered into an Employment Agreement dated as of June 15, 1998, as amended as of August 29, 2000 (the “Employment Agreement”) providing for the employment of Executive by Employer.

By resolution adopted by Employer’s Board of Directors at its meeting held August 19, 2003, Employer determined to amend Executive Base Pay, as such term is defined in Section (3)(a) of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the continued service by Executive for Employer, Employer and Executive hereby amend the Employment Agreement as follows:

1.  Base Salary, as such term is defined in Section (3)(a), is amended to be $325,000.

2.  As amended hereby, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Horizon Group Properties, Inc.

By:	By:

/s/ David R. Tinkham	/s/ Gary J. Skoien
David R. Tinkham, Secretary	Gary J. Skoien